Exhibit 99
SEARCHLIGHT MINERALS CORP. PROVIDES CLARKDALE OPERATIONS UPDATE

COMPANY ON TRACK TO COMPLETE INITIAL PRECIOUS AND BASE METALS PRODUCTION MODULE BY YEAR-END

HENDERSON, Nevada (October 2, 2008) -- Searchlight Minerals Corp. (OTCBB: SRCH) (the “Company”), is pleased to provide investors with the following update on development and construction activities at its Clarkdale Slag Project in Clarkdale, Arizona.

UPDATED STATUS REPORT

Searchlight Minerals continues to report significant progress towards the completion of the Company’s initial 100 to 250 ton-per-day (tpd) commercial production module for the extraction of precious and base metals from a 20 million-ton slag pile in Clarkdale, Arizona.

The slag pile is located approximately six miles from the historic United Verde Copper Mine in Jerome, Arizona, which produced some of the richest copper ore ever mined in the U.S. Clarkdale housed a smelter operation for the United Verde Mine, and when smelting activities ceased in 1947, a metal-bearing slag pile was left at the Clarkdale site. Independent engineers, operating under chain-of-custody procedures, have estimated that the slag pile is comprised of approximately 20.2 million tons of material that contains approximately 0.50 ounces of gold per ton, along with silver, copper, zinc and a ferro silicate byproduct.

Thus far during 2008, the Company has completed the renovation of an existing 26,000 sq. ft. building at the Clarkdale site and has received the final Certificate of Occupancy from the Town of Clarkdale. This building houses most of the components of the initial full-scale production module, including crushing, grinding, leaching, filtering and ion exchange (IX) circuits. Presently, all major equipment items, including conveyor systems, impact mills, a vibratory mill, leaching tanks, filter presses, ion exchange systems and lab equipment, have been installed in the building.

The vast majority of operations related to the production of precious and base metals are anticipated to occur within this primary processing facility. The electrowinning (EW) process, which converts copper and zinc from solution to plated metal, will be housed in a separate building that is currently under construction. The EW building is on schedule for completion in November 2008.

The Company recently completed the connection of its onsite well to the primary processing building. This step eliminates the need for municipal water and gives the Company complete control over the process water supply. The screening plant for the demonstration phase has been delivered to the site, which allows the Company to begin processing the raw slag for use in the process. The Company has also completed extensive demolition and preliminary grading on an approximately 12 acre site adjacent to the slag pile. That site is anticipated to serve as the location for the facilities expansion planned in full production.

CURRENT FOCUS

The Company is now actively engaged in the testing and start-up phase of the project. Currently, equipment is being tested, and it is anticipated that this will be followed by the integration of all major equipment components, including the crushing, grinding, leaching and filtering circuits. Component integration involves the fabrication, installation and connection of the equipment circuits to each other and to the buildings’ centralized electrical, plumbing and air-flow systems. Testing and start-up of the full production module is anticipated to commence when systems integration is complete. However, since grinding represents one of the most critical aspects of the production process, a bypass system is being installed that will allow for separate testing and start-up of the grinding circuit, while work continues to complete the integration of the remaining circuits.

Systems integration plumbing on the grinding circuit is expected to be completed in October 2008, electrical systems integration is approximately 80% complete, and the air-flow and pump systems that move material through the circuit are being installed. A short term bypass in the materials flow system will allow for startup and testing of the grinding circuit in October 2008.

FUTURE MILESTONES

“While progress towards the completion of a fully functioning production module continues, it remains difficult for us to predict with great precision when specific future milestones will be attained,” stated Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp. “For example, the recent Gulf Coast hurricane caused an unanticipated delay in the delivery of certain equipment. Nonetheless, our team continues to do a marvelous job in achieving day-to-day engineering and construction goals. The Company has often been able to reallocate resources when minor delays occur, in order to advance completion dates in other areas.”

CONCLUSION

“The startup process is comprised of a very complex series of interconnected events that depend on a large number of moving parts,” noted McNeil. “We are still on track to be processing slag material through the grinding circuit by the end of October 2008, and through the other circuits in the main process building shortly thereafter. The Company remains in position to complete the EW building by the end of November 2008 and to have a fully operational production facility by the end of 2008.”

The objective of this update, and others that will follow, is to allow our stockholders to more fully appreciate the Company’s interim accomplishments and progress towards its stated goals and objectives.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements
This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:
Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com